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                                                              EXHIBIT 23
                                                              ----------

                         Consent of Independent Auditors
                         -------------------------------

The Board of Directors and Stockholders
Ekco Group, Inc.

         We consent to incorporation by reference in the Registration Statement (No. 33-42785) on Form S-8 pertaining to the 1984 and 1985 Restricted Stock Plans of Ekco Group, Inc., in the Registration Statement (No. 33-50800) on Form S-8 pertaining to the 1984 Employee Stock Purchase Plan of Ekco Group, Inc., in the Registration Statement (No. 33-50802) on Form S-8 pertaining to the 1987 Stock Option Plan of Ekco Group, Inc., in the Registration Statement (No. 33-29448) on Form S-8 pertaining to the 1988 Directors' Stock Option Plan of Ekco Group, Inc., and in the Registration Statement (No. 33-58319) on Form S-3 pertaining to the Dividend Reinvestment and Stock Purchase Plan of Ekco Group, Inc., of our report dated February 5, 1996, with respect to the consolidated balance sheets of Ekco Group, Inc. and subsidiaries as of December 31, 1995 and January 1, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Form 10-K of Ekco Group, Inc.

                                                       /s/ KPMG Peat Marwick LLP



Boston, Massachusetts
March 25, 1995